AMENDMENT 2008-2

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to reflect certain changes in the federal tax laws and related Treasury Regulations; and

WHEREAS, the Company desires to amend the Plan to amend the Plan to provide for the acceptance, at the Company’s discretion, of in-kind rollovers of participant loan balances in connection with a merger, acquisition or similar corporate transaction.

NOW, THEREFORE, the Plan is amended, effective as of the dates specified below, as follows.

1. The definition of “Compensation” in Section 1.2 of the Plan is hereby amended by adding the following to the end of the first full paragraph thereof:

“, and all compensation paid or includible following a Break in Employment.”

2. The last sentence of Section 3.4(a) of the Plan is amended to read in its entirety as follows:

“Amounts transferred to the Trust must be in cash, except that individuals who become Eligible Employees as a result of a merger, acquisition or similar transaction may, if permitted by the Company, make in-kind rollovers of participant loans that are distributed to such Eligible Employees in connection with such merger, acquisition or transaction.”

3. The definition of “Section 415 Compensation” in Section A.1 of Appendix A of the Plan is hereby amended by adding the following to the end of the first sentence immediately following subsection “(d)” to read in its entirety as follows”

“, and excluding all compensation paid or includible following a Break in Employment, except as provided under applicable Treasury Regulations.”

4. Section A.2(d) of Appendix A of the Plan is deleted.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this 7th day of November, 2008.

MERCURY GENERAL CORPORATION

By: /s/ GABRIEL TIRADOR

Its: President and CEO